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                                                                  Exhibit 10.10


                              EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Agreement") is made as of this 1st day of December, 1997, by and between Intellon Corporation, a Florida Corporation ("Intellon"), and James E. Vander Mey (the "Executive").

                                   WITNESSETH:

        WHEREAS, and the Executive previously entered into an Employment Agreement dated March 29, 1994 (the "Prior Agreement"); and

        WHEREAS, the parties desire to terminate the Prior Agreement and enter into this Agreement in lieu thereof.

        NOW, THEREFORE, in consideration of the promises and of the covenants and agreements herein contained, Intellon and the Executive covenant and agree as follows:

        1. Termination of Prior Agreement. The Prior Agreement is hereby terminated and of no further force or effect.

        2. Employment. Pursuant to the terms and conditions of this Agreement, Intellon agrees to employ the Executive and the Executive agrees to render services to Intellon as set forth herein.

        3. Position and Duties. During the term of this Agreement, the Executive shall serve as Chairman of the Board of Intellon and shall undertake such duties, consistent with such title as may be assigned to him from time to time by the Board of Directors of Intellon (the "Board"), including chairing all meetings of the Board, and assisting the President and Chief Executive Officer of Intellon on mutually agreed upon matters. In performing his duties pursuant to this Agreement, the Executive shall devote such time as shall be mutually agreed upon by the Executive and the President and Chief Executive Officer.

        4. Term. The term of this Agreement shall be for a period of one year, commencing on December 1, 1997 and expiring (unless sooner terminated as otherwise provided in this Agreement or unless otherwise renewed as set forth herein) on November 30, 1998, which date, including any earlier date of termination or any extended expiration date, shall be referred to as the "Expiration Date." This Agreement and the then existing term of employment shall be extended on a yearly basis from year to year commencing with the first anniversary of the date of this Agreement, unless either party gives the other written notice, at least sixty days prior to the end of the then existing term. After termination of the employment of the Executive, the Executive shall continue to be subject to the provisions of Sections 11 through 18, inclusive, to the extent set forth therein.

        5. Compensation. During the term of this Agreement, Intellon shall pay or provide to the Executive as compensation for the services of the Executive set forth in Section 3 hereof,
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a base annual salary of at least $100,000 payable in such periodic installments consistent with other employees of Intellon.

        6. Employee Benefits. Intellon shall provide to the Executive such medical, health, and life insurance as well as any other benefits as Intellon offers to its employees generally.

        7. Vacation. The Executive shall take such vacation time and at such periods during each year as the President and Chief Executive Officer and the Executive shall determine from time to time. The Executive shall be entitled to full compensation during such vacation periods.

        8. Reimbursement of Expenses. Intellon shall reimburse the Executive for reasonable expenses incurred in connection with Ws employment hereunder, upon submission of documentation in conformity with applicable requirements of federal income tax laws and regulations supporting reimbursement of such expenses.

        9.     Termination.

               a. Intellon, by action taken by 80% of its Board, may terminate the employment of the Executive at any time and immediately upon written notice to the Executive if said discharge is for cause. In the notice of termination furnished to the Executive under this Section 9(a), the reason or reasons for said termination shall be given and, if no reason or reasons are given for said termination, said termination shall be deemed to be without cause and not permitted under this Section 9(a). Any one or more of the following conditions shall be deemed to be grounds for termination of the employment of the Executive for cause under this Section 9(a):

                      i. If the Executive shall expressly fail or refuse to perform the obligations required of him as set forth in this Agreement or such other obligations as may be required of him consistent with this Agreement (as adopted by action taken by 66 2/3 % of the Board and delivered to the Executive in writing at least 30 days prior to the effective date of such other obligations) or comply with the policies of Intellon established by the Board from time to time; provided, however, that for the first two such failures or refusals, the Executive shall be given written warnings (each providing at least a 10 day period for an opportunity to cure), and the third failure or refusal shall be grounds for termination for cause; or

                      ii. If the Executive conducts himself in a dishonest or fraudulent manner to the detriment of Intellon, or should the Executive's conduct involve a breach of fiduciary duty. In the event of termination for cause, Intellon shall pay the Executive only salary and vacation, accrued and unpaid as of the effective date of termination.

               b. If the Executive's employment is terminated without cause, Intellon shall, until the expiration of this Agreement:

                      i. continue to pay to the Executive the base annual salary in effect under Section 5 on the date of said termination;

                      ii. continue to provide for the benefit of the Executive the life insurance benefits provided to the Executive prior to termination; and

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                      iii.   reimburse the Executive for continued coverage in
accordance with the Consolidated Omnibus Budget Reconciliation Act under Intellon's medical insurance plan.

                      The employment of the Executive shall be deemed to have been terminated without cause if, without the Executive's prior written consent
(a) there is a significant reduction in the authority of the Executive as set forth in Section 3 or a reduction in the Executive's title, in each case without cause as defined above, or (b) such employment is terminated by Intellon for any reason other than cause prior to November 30, 1998.

               c. If the Executive's employment is terminated because of the Executive's resignation, Intellon shall be obligated to pay to the Executive any salary and vacation amounts accrued and unpaid as of the effective date of such resignation.

               d. If the Executive's employment is terminated by the death of the Executive, this Agreement shall automatically terminate, and Intellon shall be obligated to pay to the Executive any salary and vacation amounts accrued and unpaid at the date of death.

        10. Notice. All notices permitted or required to be given to either party under this Agreement shall be in writing and shall be deemed to have been given (a) in the case of delivery, when addressed to the other party as set forth at the end of this Agreement and delivered to said address, (b) in the case of mailing, three days after the same has been mailed by certified mail, return receipt requested, and deposited postage prepaid in the U.S. Mails, addressed to the other party at the address as set forth at the end of this Agreement, and (c) in any other case, when actually received by the other party. Either party may change the address at which said notice is to be given by delivering notice of such to the other party to this Agreement in the manner set forth herein.

        11. Confidential Matters. The Executive agrees that during the period of time the Executive is retained to provide services to Intellon, and thereafter subsequent to the termination of Executive's services to Intellon for any reason whatsoever, the Executive will not release or divulge any confidential information whatsoever relating to Intellon or its customers, suppliers, or owners, received by him during the course of his employment with Intellon, to any other person or entity without the prior written consent of Intellon. The Executive is aware and acknowledges that the Executive shall have access to confidential information by virtue of his employment and the Executive agrees to keep such information confidential at all times. Confidential information does not include information that is available to the public or which becomes available to the public other than through a breach of this Agreement on the part of the Executive. Also, the Executive shall not be precluded from disclosing confidential information in furtherance of the performance of his services to Intellon or pursuant to any legal proceedings

        12. Injunction Without Bond. In the event there is a breach or threatened breach by the Executive of the provisions of Sections 11, 13, or 14, Intellon shall be entitled to an injunction without bond to restrain the Executive from disclosing in whole or in part any confidential information or from rendering a service to any person, firm, corporation, association or other entity, in the course of which service such information has been disclosed or is threatened to be disclosed, and Intellon will be entitled to reimbursement for all costs and expenses, including reasonable attorneys' fees in connection therewith. Nothing herein shall be



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sconstrued as prohibiting Intellon from pursuing such other remedies available to it for such breach or threatened breach including recovery of damages from the Executive.

        13. Noncompetition. Except where the Executive's services to Intellon are terminated without cause, the Executive agrees that until the later of (i) three years from the date of this Agreement or (ii) one year after the termination of Executive's services to Intellon, Executive will not enter the employ of, or have any interest in, directly or indirectly (either as executive, partner, director, officer, consultant, principal, agent or employee), any other firm, corporation or other entity whether presently existing or subsequently established, which is engaged as of the date of this Agreement, or becomes engaged during the period of the noncompetition set forth in this Section, in whole or in part, in the same or similar business as that conducted by Intellon; provided, however, that the foregoing shall not preclude any ownership by the Executive of an amount not to exceed 5 % of the equity securities of any entity which is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

        14. Nonsolicitation, Noninterference. The Executive agrees that until the later of (i) three years from the date of this Agreement or (ii) one year after the termination of Executive's services to Intellon for any reason whatsoever, the Executive will not (a) solicit for employment by Executive, or anyone else, or employ any employee of Intellon or any person who was an employee of Intellon within 12 months prior to such solicitation of employment;
(b) induce, or attempt to induce, any employee of Intellon to terminate such employee's employment; (c) induce, or attempt to induce, anyone having a business relationship with Intellon to terminate or curtail such relationship or, on behalf of himself or anyone else, compete with Intellon; (d) knowingly make any untrue statement concerning Intellon to anyone; or (e) permit anyone controlled by the Executive, or any person acting on behalf of the Executive or anyone controlled by an employee of the Executive to do any of the foregoing.

        15. Remedies. The Executive agrees that the restrictions set forth in this Agreement are fair and reasonable. The covenants set forth in this Agreement are not dependent covenants and any claim against Intellon, whether arising out of this Agreement or any other agreement or contract between Intellon and Executive, shall not be a defense to a claim against Executive for a breach or alleged breach of any of the covenants of Executive contained in this Agreement. It is expressly understood by and between the par-ties hereto that the covenants contained in this Agreement shall be deemed to be a series of separate covenants. The Executive understands and agrees that if any of the separate covenants are judicially held invalid or unenforceable, such holding shall not release him from his obligations under the remaining covenants of this Agreement. If in any judicial proceedings, a court shall refuse to enforce any or all of the separate covenants because taken together they are more extensive (whether as to geographic area, duration, scope of business or otherwise) than necessary to protect the business and goodwill of Intellon, it is expressly understood and agreed between the parties hereto that those separate covenants which, if eliminated or restricted, would permit the remaining separate covenants or the restricted separate covenant to be enforced in such proceeding shall, for the purposes of such proceeding, be eliminated from the provisions of this Agreement or restriction, as the case may be.

        16. Invalid Provision. In the event any provision should be or become invalid or unenforceable, such facts shall not affect the validity and enforceability of any other provision of



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this Agreement. Similarly, if the scope of any restriction or covenant contained herein should be or become too broad or extensive to permit enforcement thereof to its full extent, then any such restriction or covenant shall be enforced to the maximum extent permitted by law, and Executive hereby consents and agrees that the scope of any such restriction or covenant may be modified accordingly in any judicial proceeding brought to enforce such restriction or covenant.

        17. Governing Law. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of Florida.

        18. Attorneys' Fees and Costs. In the event a dispute arises between the parties under this Agreement and suit is instituted, the prevailing party shall be entitled to recover his or its costs and attorneys' fees from the nonprevailing party. As used herein, costs and attorneys' fees include any costs and attorneys' fees in any appellate proceeding.

        19. No Third Party Beneficiary. This Agreement is solely between the parties hereto, and no person not a party to this Agreement shall have any rights hereunder, either as a third party beneficiary or otherwise. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their respective successors and legal representatives.

        20. Miscellaneous. The rights and duties of the parties hereunder are personal and may not be assigned or delegated without the prior written consent of the other party to this Agreement. The captions used herein are solely for the convenience of the parties and are not used in construing this Agreement. Time is of the essence of this Agreement and the performance by each party of its or his duties and obligations hereunder.

        21. Complete Agreement. This Agreement constitutes the complete agreement between the parties hereto and incorporates all prior discussions, agreements and representations made in regard to the matters set forth herein. This Agreement may not be amended, modified or changed except by a writing signed by the party to be charged by said amendment, chance or modification.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INTELLON                                      "EXECUTIVE"




By:
       --------------------------            -----------------------------
       Horst G. Sandford                     James E. Vander Mey, individually
Its:   President and Chief Executive
        Officer                              Address:



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